Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sonoco Products Company of our report dated February, 28, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Sonoco Products Company's Annual Report on Form 10-K for the year ended December 31, 2018.

/s/PricewaterhouseCoopers LLP
Charlotte, North Carolina
August 1, 2019

HSB 5834497 v.1